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                        Exhibit 99



CITIZENS CORPORATION EXPANDS STOCK REPURCHASE PROGRAM
WORCESTER, Mass., June 7, 1996 - The Board of Directors of
Citizens Corporation (NYSE: CZC) today expanded an ongoing stock buy-back program, authorizing the repurchase of an additional one million shares of common stock.

The board has authorized the repurchase of 1.8 million shares since July of 1995. To date, the company has repurchased nearly 750,000 shares under the program.

Citizens, through its wholly-owned subsidiary, Citizens
Insurance Company of America, is one of Michigan's leading underwriters of personal and commercial property and casualty insurance. It is a member of Allmerica Financial, a diversified group of insurance and financial services companies headquartered in Worcester, Mass.





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